Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC ANNOUNCES STOCK REPURCHASE PROGRAM

HONOLULU, HI, May 20, 2014 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (CPB), today announced that its Board of Directors has approved the establishment of a new stock repurchase program.  The program provides for the repurchase of up to $30 million of the Company’s  outstanding common stock.  The repurchases may be made from time to time, in the open market or privately negotiated transactions, as and when deemed appropriate by management and in accordance with applicable securities laws.  There is no expiration date for the stock repurchase program.

The Company recently repurchased $125 million, or approximately 14.7%, of its common stock outstanding through a tender offer and private purchases from its two largest shareholders, which concluded on April 7, 2014.  The additional $30 million share repurchase, upon completion, would represent an estimated 4.6% of the total shares outstanding as of May 19, 2014, based on Monday’s closing price of $18.06 per CPF share.

“We are pleased to be in a position to deploy excess capital by repurchasing additional shares, which is consistent with our long-term plan to enhance shareholder value,” said John C. Dean, President and CEO of CPF and CPB.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $4.8 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 36 branches and 115 ATMs in the state of Hawaii, as of March 31, 2014.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of effectiveness of management, revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not be limited to: ability to repurchase shares of common stock at such times and in such amounts considered appropriate by management; an increase in inventory or adverse conditions in the Hawaii and California real estate markets and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, further deterioration in asset quality, and further losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, tsunamis, storms and earthquakes) on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any further destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; regulatory limitations on the ability to repurchase common stock; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations; negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; technological changes; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

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